EXHIBIT 99.1



                           FLAG FINANCIAL CORPORATION

                                              Contact: Katie Bows (404) 760-7712

FOR IMMEDIATE RELEASE

          FLAG FINANCIAL CORPORATION REPORTS 2003 FIRST QUARTER RESULTS

ATLANTA, GA. (APRIL 14, 2003) - Flag Financial Corporation today announced consolidated net income of $0.17 per share or $1,507,000 for the quarter ended March 31, 2003. This compares to a net loss of $0.78 per share or $6,036,000 for the quarter ended March 31, 2002. The net loss for the first quarter of 2002 included an after-tax restructuring charge of $3,380,000, an after-tax provision for loan losses of $2,483,000 and an after-tax extraordinary charge of $165,000 related to the prepayment of a portion of the company's Federal Home Loan Bank (FHLB) borrowings.


IMPROVING NET INTEREST INCOME

Despite a persistently low interest rate environment, Flag Financial's net interest income improved $1.1 million to $6.2 million for the quarter ended March 31, 2003 over the comparable quarter in 2002. Net interest margin improved during the quarter from 4.28% to 4.36%. These increases were largely the result of improved loan production and significantly reduced borrowing costs on deposits and FHLB advances.

Flag Financial's cost of funds for the first quarter of 2003 was 2.01%, down from 3.09% in the same quarter of 2002.


LOAN GROWTH FUNDED WITH DEMAND DEPOSIT ACCOUNTS

Fueling Flag Financial's growth in margin is loan growth funded by demand deposit accounts. Flag Financial ended the first quarter of 2003 with $375 million in gross loans outstanding, an increase of $30 million or 8.7% over the same quarter in 2002. During the same period, Flag Financial's demand deposits increased $78.5 million or 45.5%. Approximately $35 million of this increase was the result of the branch acquisitions Flag Financial completed in the fourth


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quarter of 2002.  This growth in demand deposits has allowed Flag Financial to be conservative in pricing time deposits that historically have been very expensive. At March 31, 2003, Flag Financial's deposit base included $243.7 million in time deposits and $251.5 million in demand deposits.


GROWTH IN MORTGAGE REVENUE

Revenue from Flag Mortgage grew significantly, from $268,000 in the first quarter of 2002 to $861,000 in the first quarter of 2003. While the record low mortgage rates were a positive factor, Flag Financial attributes improved lender training, marketing and office locations as being the primary reasons for the improved operating results.


GAINS IN EFFICIENCY

Flag Financial focused in 2002 on improving the efficiency of its people and locations. At March 31, 2003, the company had $2.7 million of assets per employee and $27.0 million of assets per location, reflecting improvements of 42.1% and 28.8% respectively over the previous year.


CREDIT QUALITY

Flag Financial's non-performing assets at March 31, 2003 were $11.1 million representing 1.72% of total assets. This compares to 1.99% of total assets at March 31, 2002, and 1.73% at December 31, 2002. The allowance for loan losses as a percentage of gross loans outstanding was 1.68% and 1.99% at March 31, 2003 and 2002, respectively.

Flag Financial Corporation is a bank holding company whose wholly owned subsidiary is Flag Bank. The Flag Financial franchise consists of 24 offices, including 18 full-service banking offices and four mortgage/loan production offices, in 13 counties in Georgia. As of December 31, 2002, total assets of Flag Financial Corporation were approximately $636 million and shareholders' equity was approximately $61 million. Flag Financial's common stock is traded on the NASDAQ National Market under the ticker symbol "FLAG."

Except for historical information contained herein, the matters discussed in this press release consist of forward-looking information under the Private Securities Litigation Reform Act of 1995. The accuracy of the forward-looking information is necessarily subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. These risks and uncertainties include, but are not limited to, unforeseen general economic conditions, competitive risks and other factors set forth from time to time in Flag Financial's filings with the Securities and Exchange Commission. When used in this release, the words "believes," "estimates," "plans," "expects," "should," "will," "may," "might," "outlook," and "anticipates" are similar expressions as they relate to Flag Financial (including its subsidiaries), or its management, and are intended to identify forward-looking statements.


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Flag Financial from time to time becomes aware of rumors concerning its business, prospects and results of operations. As a matter of policy, Flag Financial does not comment on rumors. Investors are cautioned that in this age of instant communication and Internet access, it may be important to avoid relying on rumors and other unsubstantiated information. Flag Financial complies with federal and state laws applicable to the disclosure of information concerning its business, prospects and results of operations. Investors may be at significant risk in relying on unsubstantiated information from other sources.

                                      # # #

                          FLAG FINANCIAL CORPORATION
                                Financial summary
                Dollars in thousands except per share information
                                    Unaudited


                                               March 31, 2003    March 31, 2002
Interest income                               $         9,081   $         8,830
Interest expense                                        2,843             3,646
                                              ----------------  ----------------
  Net interest income                                   6,238             5,184
Provision for loan losses                                 256             4,054
                                              ----------------  ----------------
  Net interest income after provision
    For loan losses                                     5,982             1,130
Non-interest income                                     2,453             1,889
Non-interest expense                                    6,289            12,316
                                              ----------------  ----------------
  Income before taxes and extraordinary item            2,146            (9,297)
Provision for income taxes                                639            (3,426)
                                              ----------------  ----------------
  Income before extraordinary item                      1,507            (5,871)
Extraordinary item, net of tax                              0              (165)
  Net income                                  $         1,507   $        (6,036)
                                              ================  ================

Basic earnings per share                      $          0.18   $         (0.78)
Diluted earnings per share                    $          0.17   $         (0.78)

Net interest margin                                      4.36%             4.28%
  Yield on earning assets                                6.35%             7.29%
  Cost of funds                                          2.01%             3.09%
Efficiency ratio                                        72.35%           174.13%
Net overhead ratio                                       2.39%             7.69%

Return on average assets                                 0.95%           (4.45%)
Return on average equity                                 9.94%          (42.30%)

QUARTER ENDING BALANCES
-----------------------
Total assets                                  $       648,316   $       525,396
Earnings assets                                       587,052           478,002
Gross loans outstanding                               375,056           344,993
Deposits                                              520,561           432,037
Shareholders' equity                          $        61,974   $        55,235


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QUARTERLY AVERAGES
------------------
Total assets                                  $       640,775   $       542,287
Earnings assets                                       580,076           491,075
Gross loans outstanding                               384,684           350,764
Deposits                                              514,008           434,305
Shareholders' equity                          $        61,518   $        57,076

FTEs at quarter end                                       242               277
Total assets per FTE                          $         2,679   $         1,896
Earning assets to total assets                           90.6%             91.3%

Gross loans to total deposits                            72.0%             79.9%
Demand deposits to total deposits                        48.3%             40.0%
CDs to total deposits                                    46.8%             54.1%

Book value at quarter end                     $          7.36   $          6.77
Tangible book value at quarter end            $          5.67   $          5.94


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